Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-173275 on Form S-4 of our reports dated March 28, 2014, relating to the consolidated financial statements of Marina District Development Company, LLC and Subsidiary, and the effectiveness of Marina District Development Company, LLC and Subsidiary’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Marina District Finance Company, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 28, 2014